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Exhibit 99.1

CONSENT OF EVERCORE GROUP L.L.C.

July 26, 2016

The Special Committee of the Board of Directors of
NorthStar Asset Management Group Inc.
399 Park Avenue, 18th Floor
New York, NY 10022

Members of the Special Committee:

We hereby consent to the inclusion of our opinion letter, dated June 2, 2016, to The Special Committee of the Board of Directors of NorthStar Asset Management Group Inc. (the "Company") as Annex D to, and reference thereto under the caption "The Mergers—Opinion of the NSAM Special Committee's Financial Advisor" in, the joint proxy statement/prospectus included in the Registration Statement on Form S-4 filed by Colony NorthStar, Inc. with the U.S. Securities and Exchange Commission on July 28, 2016 (the "Registration Statement") relating to the proposed mergers involving the Company, Colony Capital, Inc. and NorthStar Realty Finance Corp. with their subsidiary entities: Colony NorthStar, Inc. (formerly known as New Polaris Inc.), New Sirius Inc., NorthStar Realty Finance Limited Partnership, Sirius Merger Sub-T, LLC and New Sirius Merger Sub, LLC. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the Registration Statement and that our opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the Registration Statement), joint proxy statement/prospectus or any other document, except with our prior written consent. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.

Very truly yours,
EVERCORE GROUP L.L.C.
By: /s/ Martin J. Cicco
Name: Martin J. Cicco Title: Senior Managing Director

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  Exhibit 99.1
CONSENT OF EVERCORE GROUP L.L.C.